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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-60629 and 33-70714) of our report dated February 8, 2003, except for Note B, to which the date is February 17, 2003 and Note E (d) to which the date is February 25, 2003, with respect to the consolidated financial statements of Dexterity Surgical, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2002.


/s/ Akin, Doherty,  Klein & Feuge, P.C.

Akin, Doherty,  Klein & Feuge, P.C.
San Antonio, Texas
March 26, 2003